                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of American Financial Group, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated February 19, 2003, with respect to the financial statements and schedules of American Financials Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP


Cincinnati, Ohio
July 15, 2003